                                                                    Exhibit 99.6


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------------    -------------------------------------------------------------
                                     Give the                                                             Give the
For this type of account:            SOCIAL                            For this type of account:          EMPLOYER
                                     SECURITY                                                             IDENTIFICATION
                                     number of--                                                          number of--
-------------------------------------------------------------------    -------------------------------------------------------------
1.   An individual's account         The individual                    9.   A valid trust, estate or      The legal entity
                                                                            pension trust                 (Do not furnish the
2.   Two or more individuals         The actual owner of the                                              identifying number of the
     (joint account)                 account or, if combined                                              personal representative or
                                     funds, any one of the                                                trustee unless the legal
                                     individuals (1)                                                      entity itself is not
                                                                                                          designated in the account
3.   Husband and wife                The actual owner of the                                              title.) (5)
     (joint account)                 account or, if joint funds,
                                     either person (1)
                                                                       10.  Corporate account             The corporation
4.   Custodian account of a          The minor (2)
     minor (Uniform Gift to                                            11.  Religious, charitable, or     The organization
     Minors Act)                                                            educational organization
                                                                            account
5.   Adult and minor (joint          The adult or, if the minor
     account)                        is the only contributor, the      12.  Partnership account held in   The partnership
                                     minor (1)                              the name of the business

6.   Account in the name of          The ward, minor or                13.  Association, club or other    The organization
     guardian or committee for a     incompetent person (3)                 tax-exempt organization
     designated ward, minor or
     incompetent person                                                14.  A broker or registered        The broker or nominee
                                                                            nominee
7.   a. The usual revocable          The grantor-trustee (1)
        savings trust account                                          15.  Account with the              The public entity
        (grantor is also trustee)                                           Department of Agriculture
                                                                            in the name of a public
     b. So-called trust account      The actual owner (1)                   entity (such as a state or
        that is not a legal or                                              local government, school
        valid trust under state                                             district, or prison) that
        law                                                                 receives agricultural
                                                                            program payments
8.   Sole proprietorship account     The Owner (4)

-------------------------------------------------------------------    -------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5)  List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.